Exhibit 10.14

FORM OF AMENDMENT TO
MANAGEMENT RESTRICTED UNIT AGREEMENT

AMENDMENT TO MANAGEMENT RESTRICTED UNIT AGREEMENT, dated as of _____________ (the “Amendment”), by and among BURGER KING HOLDINGS, INC. (the “Company”), BURGER KING CORPORATION (“Burger King”), and the Grantee whose name appears on the signature page hereof.

     WHEREAS, the Company, Burger King and the Grantee entered into a Management Restricted Unit Agreement dated as of _______________ (as amended hereby, the “Management RSU Agreement”) pursuant to which the Grantee was granted an award of restricted units in lieu of the cash payment of a specified percentage of the Grantee’s annual bonus for the _________________ fiscal year of Burger King under the annual incentive plan of Burger King applicable to the Grantee;

     WHEREAS, the parties have agreed to amend the Management RSU Agreement as set forth herein;

     WHEREAS, the Compensation Committee of the Board of Directors of the Company, and the Compensation Committee of the Board of Directors of Burger King have consented in writing to this Amendment; and

     WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Management RSU Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 3.1. Section 3.1 of the Management RSU Agreement shall be amended by adding the following sentence at the end of such section:

      “Vested Restricted Units shall be settled and paid out at such times and in accordance with the provisions of Section 4.1 below.”

2. Amendment to Article IV. Article IV of the Management RSU Agreement shall be amended by deleting Sections 4.1 and 4.2 of such Article in their entirety and adding new Sections 4.1 and Section 4.2 as follows:

     “Section 4.1. Settlement of Restricted Units. Except as otherwise provided below in Section 4.2, Vested Restricted Units shall be settled on December 31, 2007 (the “Settlement Date”), subject to the Grantee remaining actively employed by the Company or a member of the Company Group on such date. Subject to Sections 4.3, 4.4, 4.5 and 4.6, as soon as reasonably practicable following the Settlement Date, the Company shall transfer to the Grantee, in full and complete satisfaction of the obligations of the

Company and the Company Group and the rights of the Grantee in respect of such Award of Restricted Units, a stock certificate, registered in the name of the Grantee, for a number of Settlement Shares equal to the number of Restricted Units that are Vested and outstanding as of the Settlement Date.

      Section 4.2. Settlement upon Termination of Active Service Prior to the Settlement Date. As soon as reasonably practicable following the Grantee’s Termination of Active Service on a Termination Date that is prior to the Settlement Date, subject to Sections 4.3, 4.4, 4.5 and 4.6, the Company shall transfer to the Grantee, in full and complete satisfaction of all of the obligations of the Company and the Company Group and the rights of the Grantee in respect of all then outstanding Awards of Restricted Units held by the Grantee, a stock certificate, registered in the name of the Grantee, for a number of Settlement Shares equal to the number of such Restricted Units that are Vested and outstanding as of the Termination Date and all Restricted Units covered by any such Award that are not Vested as of the Grantee’s Termination Date shall automatically terminate and expire as of such date.”

3. Amendment to Section 4.5(b). Section 4.5(b) of the Management RSU Agreement shall be amended by adding the following proviso at the end of such Section:

      “; provided further that no written approval by the Committee shall be required with respect to subsection (ii)(y) if such settlement of Vested Restricted Units occurs prior to the expiration of the Lock-Up Period with respect to an Initial Public Offering”

4. Amendment to Section 4.5(c)(i). Section 4.5(c)(i) of the Management RSU Agreement shall be amended by adding the following proviso at the end of the first sentence of such subsection:

      “provided, however, that no such written approval shall be required with respect to using Settlement Shares to satisfy all or a portion of the Grantee’s minimum statutory tax withholding obligations if the settlement of Vested Restricted Units occurs prior to the expiration of the Lock-Up Period with respect to an Initial Public Offering”

5. Miscellaneous. Except as hereinabove specifically amended, the terms of the Management RSU Agreement shall not be altered hereby. The Management RSU Agreement, as modified by this Amendment, shall be deemed to be the instrument referred to in the Management RSU Agreement as “the Agreement”. This Amendment may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment to Management Restricted Unit Agreement on the date first set forth above.

BURGER KING HOLDINGS, INC.

By:

Its:

BURGER KING CORPORATION

By:

Its:

GRANTEE

By: